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                                MERGER AGREEMENT
                           AND PLAN OF REORGANIZATION

This Merger Agreement and Plan of Reorganization is made as of June 13, 1997, by and among Beachport Entertainment Corporation ('Buyer'), a Utah corporation having its principal office at 517 North Robertson Blvd., Suite 200, Los Angeles, CA 90048, and The Royal Lipizzaner Stallions, Inc., a Nevada corporation to be formed ('Buyer Subsidiary') on the one hand, and Entertainment Specialists, Ltd., Inc. ('Target'), a Florida corporation having its principal office at 1053 Van Arsdale, Oveida, FL 32765 and Elizabeth Lashinsky and Gary Lashinksy ('Shareholders'), residing at 1053 Van Arsdale, Oveida, FL 32765 on the other.

                                   AGREEMENT

THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE
               MERGER AGREEMENT: EFFECT OF THE TRANSACTION; TERM

1. On the Effective Date, as defined in this Agreement, a merger shall take place ('the Merger') whereby Target shall be merged with and into Buyer Subsidiary, and Buyer Subsidiary shall be the Surviving Corporation. (The term "Surviving Corporation" appearing in this Agreement denotes Buyer Subsidiary after consummation of the Merger.) Buyer Subsidiary's corporate name, existence, and all its purposes, powers, and objectives shall continue unaffected and unimpaired by the Merger, and as the Surviving Corporation it shall be governed by the laws of the State of Nevada and succeed to all of Target's rights, assets, liabilities, and obligations in accordance with the Florida General Corporation Law.

2. Consummation of the Merger shall be effected as soon as practicable after all the conditions established in this Agreement have been satisfied, but in no event later than July 30, 1997. The closing shall be held at 10:00 AM, on or before July 30, 1997, at the offices of Buyer, or at such other time and place as the parties may agree. The time and date of closing are called the 'Closing Date,' and will be the same day as the Effective Date. After the Closing, the parties will file this Agreement, in the office of the Secretary of State or other office of each jurisdiction in which such filings are required in order for the Merger to become effective. It is the intent of the parties that the transactions contemplated hereby qualify as a

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tax-free reorganization under Section 368 of the Internal Revenue Code of 1986 as amended.

3. The articles of incorporation of Buyer Subsidiary in effect on the Effective Date of the Merger shall become the articles of incorporation of the Surviving Corporation. From and after the Effective Date of the Merger, said articles of incorporation, as they may be amended from time to time as provided by law, shall be, and may be separately certified as, the articles of incorporation of the Surviving Corporation.

4. The bylaws of Buyer Subsidiary in effect on the Effective Date of the Merger shall be the bylaws of the Surviving Corporation until they are thereafter duly altered, amended, or repealed.

5. The directors of Buyer Subsidiary on the Effective Date of the Merger shall be the directors of the Surviving Corporation. They shall hold office until their successors have been elected and qualified. The officers of Buyer Subsidiary on the Effective Date of the Merger shall be the officers of Surviving Corporation. Each shall hold office subject to the bylaws and the pleasure of the directors of Surviving Corporation.


                                  ARTICLE TWO
                              CONVERSION OF SHARES

6. On the Effective Date:

(a) Each share of Target's common stock issued and outstanding immediately before the Effective Date shall be converted into one share of common stock of the Surviving Corporation;


(b) Target's common stock issued and outstanding immediately before the Effective Date (the 'Target Common Stock') shall by virtue of the Merger and without action on the part of the Shareholders be converted into the right to receive from Buyer the following:

(1) $631,460.00 in cash to be wired to Shareholders in accordance with their instructions delivered to Buyer prior to the Closing, to be paid upon surrender to Buyer for cancellation of the certificate(s) representing the Target Common Stock, and

(2) a number of shares of the common stock of Buyer determined by dividing $1,000,000.00 by the lesser of (i) $3.00 or (ii) the average closing price of Buyer's common stock, as reported by the NASD OTC Bulletin Board of NASDAQ and/or the

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American Stock Exchange, if Buyer is listed thereon, for the 60-day period immediately prior to the Closing.

(c) Buyer will issue an additional number of shares of Buyer's common stock(the 'Contingent Share Amount') at the following times and subject to the following conditions:

1 - On or about the first anniversary of the Closing, the Shareholders shall receive additional shares of the common stock of Buyer equal to: (I) the gross earnings of Surviving Corporation during the twelve (12) month period immediately following the Closing (the 'First Twelve Months') less One Million Dollars ($1,000,000.00) divided by (II) the yearly average of the Buyer's share price during the First Twelve Months (determined by adding the daily share prices for the frist month of the First Twelve Months to the daily share prices for the last month of the First Twelve Months and dividing the total by the total number of trading days in each of said months).

2 - On or about the second anniversary of the Closing, the Shareholders shall receive additional shares of the common stock of Buyer equal to: (I) the gross earnings of Surviving Corporation during the twelve (12) month period beginning immediately after the end of the First Twelve Months (the 'Second Twelve Months') less One Million Dollars ($1,000,000.00) divided by (II) the yearly average of Buyer's share price during the Second Twelve Months (determined by adding the daily share price for the first month of the Second Twelve Months to the daily share price for the last month of the Second Twelve Months and dividing the total by the total number of trading days of said months).

3 - On or about the third anniversary of the Closing, the Shareholders shall receive additional shares of the common stock of Buyer equal to: (I) (a) the average annual earnings of Surviving Corporation for the three (3) year period beginning with the Closing multiplied by (b) seventy percent (70%) of the average profit/earning multiple of Buyer for the twelve month period beginning immediately after the end of the Second Twelve Months (the 'Third Twelve Months') (determined by adding the profit/earning for the first month of the Third Twelve Months to the profit/earning of the last month of the Third
Twelve Months and dividing the sum by two (2)) times thirty-five percent (35%) divided by (c) the yearly average of the Buyer's share price during the Third Twelve Months (determined by adding the daily share price for the first month of the Third Twelve Months to the daily share price for the last month of the Third Twelve Months and dividing the total by the total number of trading days in each of said months less (II) the number of shares received by the Shareholders under paragraphs 6.(C)1 and 6.(C)2. For purposes of this paragraph, all earnings shall be determined before taxes, but after interest expenses. The parties mutually


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agree that there will not be any intercompany interest expenses, and that all other intercompany expenses shall be subject to mutual approval between Buyer and Shareholders. Further, Buyer shall be entitled to an arms-length producer's fee on all television and home video productions of Surviving Corporation and, in consideration thereof, shall provide producer and marketing services on behalf of Surviving Corporation.

7. On the Effective Date, the stock transfer books of Target shall be closed, and thereafter no transfers of shares of Target Common Stock shall be made or consummated.

                                 ARTICLE THREE
                    TARGET'S REPRESENTATIONS AND WARRANTIES

8. Each of Target and Shareholders represents and warrants to Buyer and Buyer Subsidiary as follows:

9. Target is duly organized, validly existing, and in good standing under the laws of Florida, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. Target is duly qualified to do business as a foreign corporation and is in good standing in the states of Nevada and California, and, neither the ownership of its property nor the conduct of its business requires it to be qualified to do business in any other jurisdiction. Target's board of directors has authorized the execution of this Agreement, and Target has the corporate power and is duly authorized, subject to the approval of this Agreement by its shareholders, to merge Buyer Subsidiary into Target pursuant to this Agreement. By their execution of this Agreement, the Shareholders approve of the Merger effected hereby.

10. Target's authorized capital stock consists of 500 shares of common stock, without par value, of which 500 shares are issued and outstanding, all of which are owned by the Shareholders. All issued and outstanding shares have been validly issued in full compliance with all federal and state securities laws, are fully paid and nonassessable, and have voting rights. There are no outstanding subscriptions, options, rights warrants, convertible securities, or other agreements or commitments obligating Target to issue or to transfer from treasury any additional shares of its capital stock of any class.

11. All of Target's subsidiaries (called collectively 'Target Subsidiaries' or individually a "Target Subsidiary") are listed in Schedules to be provided by Target, which correctly set forth as to each Target Subsidiary (1) its jurisdiction of

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incorporation; (2) the jurisdictions in which it is qualified to do business as a foreign corporation; (3) the number of shares of its capital stock authorized; and (4) the number of shares issued and outstanding. Except as specified in such Schedules, Target or a Target Subsidiary owns all of the outstanding shares of capital stock of each Target Subsidiary and, except for the securities listed in the Schedule of Securities to be furnished pursuant to Article Seven, neither Target nor any Target Subsidiary has any outstanding investment in or advance of cash to any company other than a Target Subsidiary. There are no outstanding rights or options to acquire, or any outstanding securities convertible into, stock of any class of any Target Subsidiary. Each Target Subsidiary (1) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (2) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed with respect to it in the Schedules; (3) has the corporate power to own all of its property and assets and carry on its business as it is now being conducted; and (4) except as set forth in the Schedules, is not required, by its ownership of property, by the conduct of its business, or otherwise, to be qualified to do business in any other jurisdictions. All of the foregoing representations and warranties shall be true as of the Closing Date.

12. The balance sheet ('Balance Sheet') of Target as of March 31, 1997 ("Balance Sheet Date") and the related statement of profits and losses for the period then ended, and the balance sheet and related statement of profits and losses for the fiscal year ended December 31, 1996, certified by Gary Lashinsky, Target's Chief Executive Officer, copies of which have been delivered by Target to Buyer, fairly present the financial position of Target as of that date and the results of operations for that period, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods.

13. Except as may be disclosed in the Schedules to be furnished pursuant to Article Seven, and except for the lien for any current taxes or assessments not yet delinquent, Target owns free and clear of any liens, claims, charges, options, or encumbrances all of the property, including trademarks, service marks, trade names and other intellectual property rights specified on the Schedules to be provided, reflected on its books at the Balance Sheet Date and all property acquired since that date, except such property as has been disposed of in the ordinary course of business consistent with prior practices of Target or with Buyer's written consent. For purposes of this paragraph, a disposition of any single asset (other than inventories) carried on the books of Target at more than $1,000.00 shall be deemed to be a disposition not in the ordinary course of business.

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14. Except as set forth in the Schedules attached hereto, there is not pending, or to the best knowledge of the Shareholders and Target, threatened, any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting Target or its business, assets, or financial condition. Target is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency or instrumentality.

15. Within six (6) months after the Closing Date, Surviving Corporation will have collected 100 percent, of the amounts shown as accounts receivable (less the amount of the reserve in respect of such accounts receivable shown on the Balance Sheet, which reserve has been established and calculated consistent with past practice) on the books of Target and Target Subsidiaries at the close of business on the day before the Effective Date.

16. Except as may be disclosed in the Schedules to be furnished pursuant to Article Seven, no officer, director, or shareholder of Target or any Target Subsidiary has any interest in any property, real or personal, tangible or intangible, including copyrights, trademarks, or trade names, used in or pertaining to the business of Target or any Target Subsidiary.

17. There are no liabilities of Target or any Target Subsidiary other than the following:

     (a) Liabilities disclosed or provided for in the Balance Sheet, including any notes to the Balance Sheet;

     (b) Liabilities disclosed in the Schedules furnished pursuant to Article Seven; or

     (c) Liabilities incurred in the ordinary course of business since the Balance Sheet Date, none of which has been adverse to the business of Target or any Target Subsidiary, and none of which is attributable to any period prior to the Balance Sheet Date.

18. Since the Balance sheet Date there has not been:

     (a) Any change in the business, results of operations, assets, financial condition, or manner of conducting the business of Target or any Target Subsidiary other than changes in the ordinary course of business, none of which has had an adverse effect on the business, results of operations, assets, financial condition, or prospects of Target or any Target Subsidiary;

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     (b) Any damage, destruction, or loss (whether or not covered by insurance)
adversely affecting any aspect of the business or operations of Target or any Target Subsidiary;

     (c) Any director or indirect redemption or other acquisition by Target of any of Target's shares of capital stock of any class, or any declaration, setting aside, or payment of any dividend or other distribution in respect of Target's capital stock of any class;

     (d) Any increase in the compensation payable or to become payable by Target or any Target Subsidiary to any of its officers, employees, or agents, other than the normal increases granted in the ordinary course of business;

     (e) Any option to purchase, or other right to acquire, stock of any class of Target or any Target Subsidiary granted by Target or any Target Subsidiary to any person;

     (f) Any employment, bonus, or deferred compensation agreement entered into between Target or any Target Subsidiary and any of its directors, officers, or other employees or consultants;

     (g) Any issuance of capital stock of any class by Target;

     (h) Any indebtedness incurred by Target or any Target Subsidiary for borrowed money or any commitment to borrow money entered into by Target or any guaranty given by Target; or

     (i) Any amendment to Target's articles of incorporation or bylaws.

19. Target and each Target Subsidiary have obtained all necessary permits, licenses, franchises, and other authorizations and have complied with all laws applicable to the conduct of their business in the manner and in the areas in which business is presently being conducted; and all such permits, licenses, franchises, and authorizations are valid and in full force and effect. Neither Target nor any Target Subsidiary has engaged in any activity that would cause revocation or suspension of any such permits, licenses, franchises, or authorizations; no action or proceeding looking to or contemplating the revocation or suspension of any of them is pending or threatened; and no approvals or authorizations will be required after the consummation of the Merger to permit Surviving Corporation to continue Target's business as presently conducted.

20. Neither Target nor any Target Subsidiary is a party to or subject to any judgment, decree, or order entered in any suit or

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proceeding brought by any governmental agency or by any other person, enjoining
Target or any Target Subsidiary with respect to any business practice, the acquisition of any property, or the conduct of business in any area.

21. To the best knowledge of the Shareholders, during each of the past three (3) fiscal years, Target and each Target Subsidiary have been adequately insured by financially sound and reputable insurers with respect to risks normally insured against and in amounts normally carried by companies similarly situated. All such policies are in full force and effect; all premiums due on such policies have been fully paid; and no notice of cancellation or termination has been received with respect to any policy. Buyer will review all insurance policies now in force for Target and its subsidiaries and will determine, after consultation with Target, whether any changes to the existing insurance should be made prior to the Closing.

22. No work stoppage or other labor dispute in respect to Target or any Target Subsidiary is pending or threatened, and no application for certification of a collective bargaining agent is pending or threatened.

23. To the best of the knowledge of the Shareholders, Target and each Target Subsidiary have complied in all material respects with, and have not been cited for any violation of, federal, state, and local environmental protection laws and regulations; and no material capital expenditures will be required for compliance with any federal, state, or local laws or regulations now in force relating to the protection of the environment. As used in this paragraph, "Hazardous Material" means any hazardous or toxic substance, material, or waste that is regulated by any federal authority or by any state or local authority where the substance, material, or waste is located. To the best of the knowledge of Shareholders, there are no underground storage tanks located on the real property described in the Schedules to this Agreement in which any Hazardous Material has been or is being stored, nor has there been any spill, disposal, discharge, or release of any Hazardous Material into, upon, or over that real property or into or upon ground or surface water on that real property. To the best of the knowledge of Shareholders, there are no asbestos-containing materials incorporated into the buildings or interior improvements that ate part of that real property or into other assets of Target or any Target Subsidiary, nor is there any electrical transformer, fluorescent light fixture with ballasts or other equipment containing PCBs on that real property.

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24. No representation or warranty by Target in this Agreement, the Schedules and other documents to be provided by Target and no statement by Target or any Target Subsidiary, by any executive officer or other person contained in any document, certificate, or other writing furnished by or on behalf of Target to Buyer in connection with this transaction, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make it not misleading or necessary to fully provide the information required to be provided in the document, certificate, or other writing.

25. Target has no powers of attorney outstanding other than those issued in the ordinary course of business with respect to insurance, tax, and customs matters.

26. The execution and delivery of this Agreement do not, and the consummation of the Merger will not, (1) violate any provision of Target's articles of incorporation or bylaws; (2) violate any provision of, or result in the acceleration of any obligation under, or result in the imposition of any lien or encumbrance on any asset of Target pursuant to the terms of any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, or decree; (3) result in the termination of any license, franchise, lease or permit to which Target is a party or by which Target is bound; or (4) violate or conflict with any other restriction of any kind or character to which Target is subject. After Target's shareholders have adopted the plan of merger as set forth in this Agreement, Target's board of directors and shareholders will take all actions required by law or by Target's articles of incorporation or bylaws, or otherwise required or necessary to authorize the execution and delivery of this Agreement and to authorize the Merger of Target with Buyer Subsidiary pursuant to this Agreement.

                                  ARTICLE FOUR
                     BUYER'S REPRESENTATIONS AND WARRANTIES

Buyer and Buyer's Subsidiary represent and warrant to Target and the Shareholders as follows:

27. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah. Buyer Subsidiary will be a wholly owned subsidiary of Buyer and will be duly organized, validly existing, and in good standing under the laws of the State of Nevada.

28. Buyer and Buyer Subsidiary have the corporate power to

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execute and deliver this Agreement and have taken (or by the Closing Date will have taken) all actions required by law, their articles of incorporation, their bylaws, or otherwise, to authorize the execution and delivery of this Agreement. This Agreement is a valid and binding agreement of Buyer and Buyer Subsidiary in accordance with its terms.

29. The execution and delivery of this Agreement do not, and the consummation of the Merger will not, (1) violate any provision of the articles of incorporation or bylaws of Buyer or of Buyer Subsidiary; (2) violate any provision of or result in the acceleration of any obligation under any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, or decree to which Buyer or Buyer Subsidiary is a party or by which either is bound; (3) result in the termination of any license, franchise, lease, or permit to which Buyer or Buyer Subsidiary is a party or by which either is bound; or (4) violate or conflict with any other restriction of any kind or character to which Buyer or Buyer Subsidiary is subject. After the boards of directors of Buyer and Buyer Subsidiary and the shareholder(s) of Buyer Subsidiary have adopted the plan of merger as set forth in this Agreement, said boards of directors and shareholder(s) will take or will have taken all actions required by law, their respective articles of incorporation, their bylaws, or otherwise, to authorize the execution and delivery of this Agreement and to authorize the Merger.

30. Buyers authorized capital stock consists of (a) 50,000,000 shares of common stock, $.002 par value, of which 13,066,980 shares are issued and outstanding on a fully diluted basis and (b) 1,000,000 shares of preferred stock, $1.00 par value, of which 14 shares are issued and outstanding. The shares of common stock of Buyer issued to the Shareholders pursuant to Article Two shall, when issued, be validly issued, fully-paid, non-assessable and with voting rights.

31. For the three (3) year period following the Effective Date, the Buyer shall file and keep current the information described in 17 C.F.R. Section 230.144(c)(1) and (2) (Rule 144 (c)(1) and (2)).

32. In the event that the Buyer files a registration statement with respect to its common stock within the next three (3) years, the Buyer shall allow the Shareholders to "piggy-back" the shares of the common stock of the Buyer received by the Shareholders pursuant to Article Two on such registration statement.

33. The Buyer has provided the Shareholders and the Target with the current copies of the Articles of Incorporation together with all amendments, and Bylaws of the Buyer.

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                                  ARTICLE FIVE
              CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to consummate the Merger is subject to the satisfaction, on or before the Closing Date, of the following conditions:

34. Each of the acts and undertakings of Target to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed.

35. Target shall have furnished Buyer with a copy, certified by Target's secretary, of (1) a resolution or resolutions duly adopted by Target's board of directors authorizing and approving this Merger Agreement and Plan of Reorganization and directing that it be submitted to a vote of Target's shareholders; and (2) a resolution or resolutions adopting this Merger Agreement and Plan of Reorganization, duly approved by the holders of at least a majority of the total number of outstanding shares of common stock of Target.

36. All of the representations and warranties of Target contained in this Agreement and in the Schedules furnished pursuant to Article Seven shall be true in each material respect on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of that date; and Buyer shall have received at the closing a certificate, dated the Closing Date and executed by the president or a vice president of Target, containing a representation and warranty to that effect.

37. Buyer shall have received, or shall have satisfied itself that it will receive, in form satisfactory to Buyer, all necessary approvals of the transactions contemplated by this Agreement from authorities having any jurisdiction over the business of Target or any Target Subsidiary, so that Target and Target Subsidiaries may continue to carry on their business as presently conducted after consummation of the Merger; and no such approval and no license or permit granted to Target or any Target Subsidiary shall have been withdrawn or suspended.

38. All consents of other parties to the mortgages, notes, leases, franchises, agreements, licenses, and permits of Target or any Target Subsidiary necessary to permit consummation of the Merger shall have been obtained.

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39. The Shareholders shall have entered into employment agreements on terms satisfactory to such executives or employees and their respective counsel and to Buyer and its counsel, and Gary Lashinsky shall have been elected to the board of directors of Buyer.

40. Target shall have delivered the Schedules, updated through the Closing Date.

41. In its sole and absolute discretion, Buyer shall be satisfied with any matter reflected, listed, or disclosed in the updated Schedules which was not reflected, listed, or disclosed in the original Schedules.

42. Buyer shall have received from Target financial statements for the two years ended December 31, 1996, audited by Buyer's independent accountants. Such audit shall not be subject to any qualifications or limitations and the assets, liabilities and results of operations set forth therein shall in all material respects comport with the same information provided in the unaudited statements provided by Target to Buyer.

                                  ARTICLE SIX
             CONDITIONS PRECEDENT TO TARGET'S OBLIGATION TO CLOSE

Target's obligation to consummate the Merger is subject to the satisfaction on or prior to the Closing Date of the following conditions:

43. Each of Buyer's acts and undertakings to be performed on or before the Closing Date pursuant to this Agreement shall have been performed.

44. Buyer shall have furnished Target with certified copies of (1) resolutions duly adopted by the board of directors of Buyer and the board of directors of Buyer Subsidiary authorizing and approving the execution and delivery of this Merger Agreement and authorizing the consummation of the transactions contemplated by this Agreement, and (2) resolutions duly adopted by Buyer as sole shareholder of Buyer Subsidiary, adopting the plan of merger set forth in this Agreement.

45. The representations and warranties of Buyer contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date; and Target shall have received at the closing a certificate, dated the Closing Date and executed on behalf of Buyer by its president or any vice president, containing a representation and warranty to that effect.

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                                 ARTICLE SEVEN
                                   SCHEDULES

     As soon as practicable, but in no event later than July 10, 1997, Target shall deliver to Buyer Schedules in the form attached to this Agreement as Appendix A. Each such Schedule shall have been executed by or on behalf of Target and shall be accompanied by a copy of each document referred to in the Schedule. Pursuant to Article Five, all Schedules shall be updated through the Closing Date; however, the updating of the Schedules shall not relieve Target of its responsibility to indemnify Buyer, as provided in Article Nine.

                                 ARTICLE EIGHT
                             BUYER'S INVESTIGATION

     Prior to the Closing Date, Buyer may directly or through its representatives make such investigation of the assets and business of Target and Target Subsidiaries (including, without limitation, confirmation of its cash, inventories, accounts, accounts receivable and liabilities, and investigation of its titles to and the condition of its property and equipment) as Buyer deems necessary or advisable. The investigation shall not affect (1) Target's representations and warranties contained or provided for in this Agreement (other than with respect to matters of which Buyer or Buyer's Subsidiary has actual knowledge), (2) Buyer's right to rely on those representations and warranties, or (3) Buyer's right to terminate this Agreement as provided in this Article Eight and in Article Ten. Target shall allow Buyer and its representatives full access, at reasonable times after the date of execution of this Agreement, to the premises and to all the books, records, and assets of Target and Target Subsidiaries, and Target's officers shall furnish to Buyer such financial and operating data and other information with respect to the business and properties of Target and each Target Subsidiary as Buyer shall from time to time reasonably request. Buyer agrees not to disclose any confidential information obtained in the course of its investigation or use it for any purpose other than evaluation of Target and Target Subsidiaries with respect to the contemplated merger. Buyer will disclose to Target any and all matters disclosed during its investigation which may give rise to a claim for indemnity by Buyer hereunder, and Target will immediately seek to cure any deficiency so uncovered.

     As soon as practicable, and in any event within 30 days after the receipt of (1) the last Schedule required to be

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delivered to Buyer by Target pursuant to Article Seven and (2) any supporting documentation requested by Buyer, Buyer shall give Target notice if Buyer has decided that it wishes to terminate this Agreement based on any information contained in any of the Schedules or obtained during the course of its investigation. The notice shall specify the information contained in the Schedules or obtained during the investigation on which Buyer's decision to terminate is based. Target shall have 10 days after the receipt of the notice to review that information with Buyer. If Buyer does not withdraw its notice within this 10-day period, then all further obligations of Buyer and of Target under this Agreement shall terminate without further liability of Buyer to Target or of Target to Buyer, except their respective obligations to return documents as provided in Article Ten. If Buyer does not advise Target within the 30-day period specified in the first sentence above that it wishes to terminate this Agreement, Buyer shall be deemed to be satisfied with the information relating to Target and its Subsidiaries contained in the Schedules and/or obtained during the course of its investigation, subject to Buyer's rights concerning the continued accuracy of Target's warranties and representations set forth in Article Five, as disclosed by the Schedules.

                                  ARTICLE NINE
           SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND INDEMNITIES

46. The representations, warranties, and indemnities included or provided for in this Agreement or in any Schedule or certificate or other document delivered pursuant to this Agreement shall survive the Closing Date for a period of 3 years. No claim may be made under this Article unless written notice of the claim is given within that three-year period.

47. Notwithstanding Buyer's investigations of Target and Target Subsidiaries before the Closing Date, and notwithstanding the fact that Buyer may be deemed satisfied as to certain matters investigated by Buyer, all as provided in Article Eight, Shareholders and Target shall indemnify, defend, and hold Buyer and each of its subsidiaries harmless, to the maximum extent from and against any and all losses, liabilities, costs, expenses, judgments, assessments, penalties, damages, deficiencies, suits, actions, claims, proceedings, demands, and causes of action, including but not limited to reasonable attorney fees, court costs, and related expenses, that were caused by, arose as a result of, or arose with respect to any of the following:

     (a) Any inaccuracy in any representation or warranty (subject to the Schedules) or any breach of any warranty of Target under this Agreement or any Schedule, certificate, instrument, or other document delivered pursuant to this

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Agreement (subject to the Schedules);

     (b) Any failure of Target duly to perform or observe any term, provision, covenant, or agreement to be performed or observed by Target pursuant to this Agreement, and any Schedule, certificate, agreement, or other document entered into or delivered pursuant to this Agreement; or

     (c) Any material inaccuracy in the Balance Sheet;

whether such losses were known or unknown to Shareholders or Target; provided, however, that Buyer and its subsidiaries shall not be indemnified and held harmless unless and until such damages, losses, and expenses exceed $10,000, in which event Buyer and its subsidiaries shall be indemnified and held harmless in full. If a claim is made against the Surviving Corporation and, pursuant to the provisions of this Agreement, the Target is responsible to indemnify the Surviving Corporation (a 'Claim'), the Surviving Corporation shall give written notice (a 'Claim Notice') to the Shareholders as soon as practical after the Surviving Corporation becomes aware of any fact, condition or event which may give rise to a Claim. Failure of the Surviving Corporation to timely give a Claim Notice shall not affect its rights to indemnification except to the extent that the Shareholders demonstrate prejudice caused by such failure. After such Claim Notice, the Shareholders shall have the right undertake the defense, compromise or settlement of such Claim; provided, however, that the Surviving Corporation shall have the right to advise and comment with respect to such Claim at its cost and expense; and provided further that no settlement of any such Claim shall be effected by Shareholders without the consent of the Surviving Corporation, which consent shall not be unreasonably withheld. The Shareholders shall keep the Surviving Corporation reasonably informed of the progress of such defense, compromise or settlement.

                                  ARTICLE TEN
                                  TERMINATION

48. In addition to the termination rights provided for in Article Eight, this Agreement and the transactions contemplated under this Agreement may be terminated at any time prior to the Closing Date, either before or after the meeting of Target's shareholders:

     (a) By mutual consent of Buyer and Target;

     (b) By Buyer if there has been a material misrepresentation or a material breach of warranty in Target's representations and

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warranties set forth in this Agreement or in any Schedule or certificate delivered pursuant to this Agreement;

     (c) By Target if there has been a material misrepresentation or a material breach of warranty in Buyer's representations and warranties set forth in this Agreement;

     (d) By Buyer or Target if either party shall have determined in its sole discretion that the transactions contemplated by this Agreement have become inadvisable or inpracticable by reason of the institution or threat of institution, by governmental authorities (local, state, or federal) or by any other person, of material litigation or proceedings against either or both of the parties, it being understood and agreed that a written request by governmental authorities for information with respect to the proposed transactions, which information could be used in connection with such litigation or proceedings, may be deemed by Buyer or Target to be a threat of material litigation or proceedings, whether such request is received before or after the date of this Agreement;

     (e) By Buyer if it has determined that the business, assets, or financial condition of Target and Target Subsidiaries, taken as a whole, have been materially and adversely affected, whether by reason of changes, developments, or operations in the ordinary course of business or otherwise;

     (f) By Target or by Buyer if the Closing Date referred to in Article One has not occurred by July 30, 1997; and

     (g) By Target if it has determined that the business, assets, or financial conditions of Buyer and its subsidiaries, taken as a whole, have been adversely affected, whether by reason of changes, development, or operations in the ordinary course of business or otherwise.

49. In the event that this Agreement is terminated pursuant to this Article Ten or Article Eight, or because of the failure to satisfy any of the conditions specified in Article Five or Article Six, all further obligations of Buyer and of Target under this Agreement shall terminate without further liability of Buyer to Target or Target to Buyer, except for damages suffered by the non-breaching party (in the case of termination as the result of a breach) on account of any such failure of condition and except for Buyer's obligations under Paragraph 50 of this Article Ten; provided, however, anything in this Agreement to the contrary notwithstanding, that if Target fails to furnish any of the Schedules referred to in Article Seven or fails to satisfy any of the conditions specified in Article Five, Buyer shall nonetheless have the right, in its discretion, to proceed with the transactions contemplated by this

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Agreement, and if Buyer fails to satisfy any of the conditions specified in
Article Six, Target shall nonetheless have the right, in its discretion, to proceed with the transactions contemplated by this Agreement.

50. In the event of the termination of this Agreement for any reason, Buyer will return to Target all documents, work papers, and other materials (including copies) relating to the transactions contemplated by this Agreement, whether obtained before or after execution of this Agreement. Buyer will not use any information so obtained for any purpose, and will take all practicable steps to have such information kept confidential.

51. In the event of the termination of this Agreement for any reason, each party shall bear its own costs and expenses, including attorney fees.

                                 ARTICLE ELEVEN
                              PUBLIC ANNOUNCEMENT

     Neither Buyer nor Target, without the consent of the other, shall make any public announcement or issue any press release with respect to this Agreement or the transactions contemplated by it, which consent shall not be unreasonably withheld, except as required by law.

                                 ARTICLE TWELVE
                   COVENANT TO OPERATE IN THE ORDINARY COURSE

     Between the date of this Agreement and the Closing Date, Target and Target's Subsidiaries shall operate their businesses only in the ordinary course and in a normal manner consistent with past practice. During this period, Target shall not encumber any asset or enter into any transaction or make any commitment relating to its assets or business otherwise than in the ordinary course of its business (consistent with its prior practices), or take any action that would render inaccurate any representation or warranty contained in this Agreement or would cause a breach of any other covenant under this Agreement, without first obtaining the written consent of Buyer.

                                ARTICLE THIRTEEN
                     GOVERNING LAW; SUCCESSORS AND ASSIGNS;
                         COUNTERPARTS; ENTIRE AGREEMENT

     This Agreement (a) shall be construed under and in accordance with the laws of the State of Florida; (b) shall be

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binding on and shall inure to the benefit of the parties to the Agreement and their respective successors and assigns; (c) may be executed in one, or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each of the parties and delivered to Buyer and Target; and (d) embodies the entire agreement and understanding, superseding all prior agreements and understandings between Target and Buyer relating to the subject matter of this Agreement.

                                ARTICLE FOURTEEN
                                    NOTICES

     All notices, request, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to the appropriate party at the address indicated in the Preamble to this Agreement. Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

                                ARTICLE FIFTEEN
                                     COSTS

     Except for the brokerage fees or commissions payable to Stenton Leigh Capital Corp. by Target, each party represents and warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

                                ARTICLE SIXTEEN
                          CERTAIN REPRESENTATIONS AND
                           WARRANTIES OF SHAREHOLDERS

     Each of the Shareholders, severally and not jointly, represents and warrants to the Buyer as follows:

52. When executed and delivered by a Shareholder, this Agreement will constitute the valid and legally binding obligation of such Shareholder, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting creditors' rights.

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53. Each of the Shareholders believes that he or she has received all of the information he or she considers necessary or appropriate for deciding whether to purchase securities hereunder and the Shareholders have been represented by counsel in connection with the Agreement.

54. (a) this Agreement is made with each Shareholder in reliance upon their respective representations to the Buyer, which by acceptance hereof each of the Shareholders hereby confirms, that the common shares to be purchased will be acquired for investment for an indefinite period, for the Shareholder's own account and not with a view to the sale or distribution of any part thereof.

55. Each of the Shareholders understands that the common shares are not registered under the Securities Act of 1933, as amended (the 'Act') on the ground that the sale provided for in this Agreement and the issuance of securities is exempt pursuant to Section 4 (2) of the Act, and that the Buyer's reliance on such exemption is predicated on the representations of the Shareholders set forth herein.

56. Each of the Shareholders agrees that in no event will the Shareholders make an unregistered disposition of any of the common shares until the Shareholder shall have notified the Buyer of the proposed disposition and shall have furnished the Buyer with an opinion of counsel reasonably satisfactory to the Buyer to the effect that such disposition will not require registration of such securities under the Act and appropriate action necessary for compliance with the Act has been taken.

57. Each of the Shareholders represents that the Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or her investment, and has the ability to bear the economic risks of this investment.

58. Each of the Shareholders understands that the Buyer will be under no obligation to register any of its securities, except as set forth in this Agreement and that if a registration statement covering the securities under the Act is not in effect when the Shareholders desire to sell the common shares acquired hereunder the Shareholders may be required to hold such securities for an indeterminate period. Each of the Shareholders also understands that any sale of the common shares acquired hereunder made in reliance upon Rule 144 under the Act may be made only if the Buyer qualifies for the use of Rule 144, which it is under no obligation to do, except as expressly provided herein, and then only in limited amounts in accordance with with terms and conditions of that rule.

59. All certificates for the common shares shall bear the following legend:

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              'These securities have not been registered under the
         Securities Act of 1993 ('Act'). They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective Registration Statement as to the securities under the Act or an opinion of counsel satisfactory to the Buyer that such registration is not required.'

                               ARTICLE SEVENTEEN
                                   AMENDMENT

     This Agreement may be amended only by the written agreement of all parties hereto.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.

                                          Entertainment Specialists, Ltd., Inc.,
                                          a Florida corporation

                                          By: /s/ Gary Lashinsky
                                             ...................................
                                            Gary Lashinsky, Chief Executive
                                                             Officer

                                          By: /s/ Elizabeth Lashinsky
                                             ...................................
                                            Elizabeth Lashinsky, President

                                              /s/ Elizabeth Lashinsky
                                             ...................................
                                            Elizabeth Lashinsky

                                              /s/ Gary Lashinsky
                                             ...................................
                                            Gary Lashinsky

                                          Beachport Entertainment Corporation, a
                                                     Utah corporation

                                          By: /s/ Sidney Shlenker
                                             ...................................
                                            Sidney Shlenker, Chairman

                                          The Royal Lipizzaner Stallions, Inc.,
                                          a

                                       20

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                                          Nevada corporation

                                          By: /s/ Sidney Shlenker
                                             ...................................
                                            Sidney Shlenker, President

                                       21

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                                  APPENDIX 'A'
                           SCHEDULES TO THE AGREEMENT

Schedule

1. Audited financial statements for the two years ended December 31, 1996.

2. Real property owned or leased, including leases.

3. Trucks, automobiles, machinery, equipment owned, leased or in Target's possession.

4. List of accounts receivable as of March 31, 1997.

5. Trademarks, trade names, service marks, copyrights, renewals and licenses thereof.

6. Trade secrets.

7. Insurance policies.

8. Exceptions to litigation representation.

9. Exceptions to conflict of interest representation.

10. Articles of incorporation, bylaws and stock registers for Target and Target Subsidiaries.

11. Employment and collective bargaining agreements, pension, bonus, profit-sharing, stock option or other agreements.

12. Powers of attorney.

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